EXHIBIT 99.2

A message from Tony Romano

This morning, we have announced the conclusion of the strategic review that our Board of Directors and management team announced in early December. This involves the acquisition of our company by Ascena Retail Group, a leading national specialty retailer of apparel for women and tween girls operating under the dressbarn, maurices and Justice brands, based in Suffern, New York. Please CLICK HERE to access the press release our companies jointly issued this morning.
The strategic review process was prompted by our understanding of the strength and value of our core brands and our deep belief that, with the right resources and strategy, these brands could be even more powerful and generate even higher levels of growth and profitability. We believe that, in addition to providing our shareholders compelling value for their common stock, this transaction affirms all we have done to successfully improve our performance and provides us the means to significantly accelerate our progress toward reaching our full, exciting potential.
At 9:30 AM today, Ascena's president, CEO and board director, David Jaffe, will join us all at the Bucks County Sheraton to provide his perspectives about today's announcement and the prospects for our combined company. All Bensalem associates are expected to attend the meeting*. We understand that we have given short notice for our meeting at 9:30 AM this morning.  In an effort to make sure all associates receive this message and we have maximum attendance at the Sheraton, I am asking managers and supervisors to reach out personally to their team members to ensure this message was received. Due to the morning rush hour traffic, and anticipated parking limitations, car pooling is strongly encouraged. Please CLICK HERE for address and directions.
For those located at our other campuses, you may dial into the meeting at 866-397-7253 (conference code 9584132169) and a video of the presentation will be available on Up2Date this afternoon. Later today, David and I will be traveling to Columbus for a 4:15 PM meeting with our Lane Bryant team in the café.
Until then, I want to provide you with just a few more details than are available in the press release:

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Ascena shares our dedication to nurturing great talent, as well as our passion for offering customers the best product and shopping experience, both in the stores and online. Their team understands that we know our customers better than anyone in the business and appreciates that.

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Charming Shoppes' back office and administrative functions, along with the Catherines and Fashion Bug brands will remain in Bensalem, Pennsylvania and Lane Bryant will continue to operate out of Columbus, Ohio.

•	Ascena has a proven track record of success in integrating strong niche brands and strengthening their growth and performance through their best-in-class shared services platform.

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Until the transaction closes, expected during the second calendar quarter, you should expect to see no changes in how we operate our business. As always, management will communicate any developments to you as soon as we possibly can.

We know that you have many questions, and there will be some time in our meetings today for a Q&A. But please know that at this early stage, there are many questions we just cannot answer, and we thank you, in advance, for your understanding and patience as we move through this process. Remember that you may also direct questions to me at AskTony@charming.com.
Thank you for all you continue to do for our company.
Tony

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The tender offer described herein has not yet been commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities of Charming Shoppes. At the time the tender offer is commenced, Ascena and its wholly owned subsidiary intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and Charming Shoppes intends to file a Solicitation/Recommendation Statement on Schedule 14d-9 with respect to the tender offer. Ascena, its wholly owned subsidiary and Charming Shoppes intend to mail these documents to the shareholders of Charming Shoppes. These documents will contain important information about the tender offer, and shareholders of Charming Shoppes are urged to read them carefully when they become available. Shareholders of Charming Shoppes will be able to obtain a free copy of these documents (when they become available) and other documents filed by Charming Shoppes or Ascena with the SEC at the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain a free copy of these documents (when they become available) from Ascena by contacting Ascena at 30 Dunnigan Drive, Suffern, NY 10901, attention: Investor Relations, or from Charming Shoppes by contacting Charming Shoppes at 3750 State Road, Bensalem, PA 19020, attention: Investor Relations.